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                                       FORM 8-A

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                        FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12 (b) OR (g) OF THE
                         SECURITIES AND EXCHANGE ACT OF 1934

                             ADVANCED RADIO TELECOM CORP.
                 (Exact name of registrant specified in its charter)

                   DELAWARE                       52-1348016
           (State of Incorporation)   (I.R.S. Employer Identification No.)

            500 108TH AVENUE, N.E., SUITE 2600, BELLEVUE, WASHINGTON 98004
                 (Address of principal executive offices)  (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:  None

   If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

   If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

          Securities to be registered pursuant to Section 12(g) of the Act:

                                     COMMON STOCK
                                   (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.

         The description of the securities to be registered is incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-04388) ("Registration Statement"). Such description will be included in a form of prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Such prospectus shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

Item 2.  Exhibits.

         The following exhibits are filed as a part of the Registration
Statement: Exhibits 2-1(a), 2-1(b), 2-1(c), 4-1 and 4-3 to the Registration Statement are incorporated by reference herein.

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                                      SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       ADVANCED RADIO TELECOM CORP.



                                       By: /s/ THOMAS A. GRINA
                                          -------------------------------
                                                 Thomas A. Grina
                                                 Executive Vice President
                                       Date:         October 22, 1996